Exhibit 99

Analex Corporation                           NEWS RELEASE
5904 Richmond Highway
Alexandria, Virginia 22303
Tel:  (703) 329-9400
Fax: (703) 329-8187
www.analex.com                     Release:  IMMEDIATE
                                   For:      ANALEX CORPORATION
                                             (Symbol: NLX)
Contact:  Amber Gordon
          (703) 329-9400

                  ANALEX ANNOUNCES LOCATION OF
                2004 ANNUAL STOCKHOLDERS' MEETING

Alexandria, VA, August 16, 2004 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today confirmed that its 2004 Annual Stockholders' Meeting will be held on Wednesday, September 15, 2004 and announced the specific time and location. The annual meeting will be held at 10:00 a.m. (ET) at Swissotel The Drake, 440 Park Avenue (at 56th Street), New York, New York. The record date is July 23, 2004 for stockholders entitled to vote at the meeting.

     Analex filed its definitive proxy statement with the Securities and Exchange Commission (SEC) on August 9, 2004 and has mailed annual meeting materials to its stockholders, including a proxy statement in connection with proposed transactions. The proxy statement contains important information about Analex, proposed transactions and related matters.
Investors and stockholders are urged to read the proxy statement carefully.

     Investors and stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by Analex through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the proxy statement by contacting Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303,
Attention: Investor Relations, Telephone: (703) 329-9400, Email: amber.gordon@analex.com.

About Analex
Analex specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. The Company can be found on the Internet at www.analex.com.


PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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